Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-261151) pertaining to the 2013 Equity Incentive Plan, the 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of UserTesting, Inc. of our report dated March 4, 2022, with respect to the consolidated financial statements of UserTesting, Inc. included in this Annual Report (Form 10-K) of UserTesting, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Jose, California
March 4, 2022